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                                                                    EXHIBIT 10.L


                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999




1.      PURPOSE

        The purpose of this Johnson Controls Equalization Benefit Plan (hereinafter referred to as the "Plan") is to restore retirement benefits to certain participants in the Company's pension or savings plans whose benefits under said plans are or will be limited by reason of Sections 401(a)(17), 401(k), 401(m) 402(g) or 415 of the Internal Revenue Code of 1986, as amended, ("Code"), and/or by reason of the election of such employees to defer income or reduce salary pursuant to this Plan or the Johnson Controls, Inc. Executive Incentive Compensation Plan ("Incentive Plan").

        This Plan is completely separate from the tax-qualified pension plans maintained by the Company and is not funded or qualified for special tax treatment under the Code.

2.      EFFECTIVE DATE

        The Plan became effective as of January 1, 1980, and was most recently amended and restated effective January 1, 1999.

3.      DEFINITIONS

        The following additional terms as used herein shall have the meanings set forth below.

        a.      "Company" means Johnson Controls, Inc., a Wisconsin Corporation.

        b. "Participant" means an employee of the Company who is a participant in both the Incentive Plan and in one or more of the Retirement Plans or the Savings Plan, and who is designated for participation herein by the Compensation Committee of the Board of Directors of the Company.

        c. "Savings Plan" means the defined contribution plan maintained by the Company pursuant to Section 401(k) of the Internal Revenue Code known as the Johnson Controls Savings and Investment Plan and any successor to such plan maintained by the Company or any successor or affiliate of the Company.

        d. "Retirement Plans" means the defined benefit pension plans maintained by the Company known as the Johnson Controls Pension Plan Salaried Employees and the Johnson Controls Pension Plan Battery Division Salaried Employees and any successor to either of such plans maintained by the Company or any successor or affiliate of the Company.

        e. "Retirement Plan Benefits" means the aggregate monthly benefits payable under the terms of the Retirement Plan.




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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999







4.      ADMINISTRATION

        The Plan shall be administered by the Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors of the Company. Decisions and determinations by the Committee shall be final and binding on all parties. The Committee shall have the authority to interpret the Plan, to promulgate and revise rules and regulations relating to the Plan and to make any other determinations which it deems necessary or advisable for the administration thereof.

5.      RETIREMENT PLAN SUPPLEMENT

        Any Participant who retires under one of the Retirement Plans on or after January 1, 1980, or such Participant's spouse or other beneficiary, shall be entitled to a benefit payable hereunder in accordance with this Section 5, equal to the excess, if any of

        a. The amount of such Participant's, surviving spouse's or other beneficiaries' Retirement Plan Benefits computed under the provisions of the Retirement Plans, without regard to the limitations imposed by reason of Section 415 of the Code or the limit on considered compensation under Section 401(a)(17) of the Code, and on the assumption that all amounts of income which the Participant elected to defer under the Incentive Plan and/or under Section 6 of this Plan were paid as "Compensation" as defined in the Retirement Plan (to the extent not already included in such "Compensation" under the applicable Retirement Plan definition); over

        b. The amount of Retirement Plan Benefits actually payable to such Participant, surviving spouse or other beneficiary for each month under the Retirement Plans, as computed under the provisions of the Retirement Plans and subject to the above mentioned limitations. Retirement Plan Supplement benefits under this Section 5. shall become payable when a Participant or the Participant's spouse or other beneficiary begins to receive Retirement Plan payments and shall be payable in the same manner and subject to all the same options, conditions, privileges and restrictions as are applicable to the benefits payable to the Participant, his spouse or other beneficiary under the Retirement Plans.

6.      SAVINGS PLAN SUPPLEMENT

        a. For each calendar year beginning on or after December 31, 1986, each Participant may elect that, in the event the Participant's ability to make Before-Tax Matched Deposits under the Savings Plan is limited by reason of Sections 401(k), 402(g) or 415 of the Code and/or the limit on considered compensation under
                Section 401(a)(17) of the Code, then the difference between the Participant's actual Before-Tax Matched Deposits under the Savings Plan for any calendar year and the amount that would have been contributed as Before-Tax Matched Deposits but for such limits shall be





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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999



                credited, as of December 31 of such year, to a "Savings Account" on the Company's books in the name of such Participant. Such Savings Account shall also be credited as of each December 31 with an amount equal to the difference between the amount of Employer Contributions actually credited to the Participant's Savings Plan Accounts for the year and the amount of Employer Contributions that would have been so credited if the amount determined under the preceding sentence had actually been contributed to the Savings Plan (determined without regard to the limitations imposed by Sections 401(m) and 415 of the Code). An election under this Section 6 shall constitute an election by the participant to reduce the Participant's salary by the amount determined under the first sentence of this subsection (a), and shall remain in effect from time to time unless and until terminated prospectively by the Participant by written notice to the Compensation Committee.

        b. Amounts credited to a Participant's Savings Account hereunder to the extent derived from Before-Tax Matched Deposits, will be credited to a before-tax deposits subaccount of the Participant's Savings Account, and amounts derived from employer contributions will be credited to an employer contributions subaccount of the Participant's Savings Account.

        c. An additional amount shall be credited or charged to the Savings Accounts established pursuant to this Section 6.

                i. The additional credit (or charge) for employer contribution subaccounts will be determined on a quarterly basis and will be equal to the product of the balance of each such subaccount as of the last day of the next previous calendar quarter (the "Prior Balance") and the rate of return experienced by the Savings Plan's Company Stock Fund during the quarter. In the event that the Savings Plan Company Stock Fund should experience a loss for a given quarter, employer contribution subaccounts will be reduced in accordance with the procedures specified above to reflect such loss.

                ii. The additional credit for before-tax deposit subaccounts shall be determined in accordance with the following procedure.

                           (a) For periods prior to January 1, 1999, the additional credit (or charge) for the before-tax deposits subaccounts will be determined on a quarterly basis and will be equal to the product of the Prior Balance of such subaccount and the rate of return experienced by the Savings Plan's Fixed Income fund during the quarter.




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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999


                           (b) For periods after December 31, 1998, the additional credit (or charge) with respect to each Participant's before-tax deposits subaccount will be based upon the investment gain (or loss) that the Participant would have realized had his before-tax deposits subaccount been invested, in accordance with the Participant's written election, in one or more of the Savings Plan Fixed Income Fund, Saving Plan US Equity Index Commingled Pool or Savings Plan Company Stock Fund. The additional credit (or charge) shall be the sum, separately calculated for each of the available investment options, of the product obtained by multiplying the portion (if any) of the Participant's Prior Balance of the before-tax deposits subaccount that is deemed to have been invested in each investment option and the rate of return experience by that investment option under the Savings Plan during the quarter.





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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999


                           (c) In accordance with uniform rules prescribed by the Committee, each participant shall designate, in writing, the investment option or options in which his before-tax deposit subaccount is deemed to be invested for purposes of subparagraph (B) above. When selecting more than one investment option, the Participant shall designate, in whole multiples of ten percent (10%), the percentage of his before tax deposits subaccount that is deemed to be invested in each investment option. If the Participant fails to make a timely and properly completed investment designation, he shall be deemed to have elected that one hundred percent (100%) of his before tax deposits subaccount be deemed to have been invested in the Fixed Income Fund. A Participant's election or deemed election (or revision to a prior election or deemed election) made in any calendar year shall, unless superceded by a subsequent election made during the same calendar year, become effective on January 1 of the following calendar year, and shall remain in effect unless and until modified by a subsequent election that becomes effective in accordance with the rules of this subparagraph (C). An effective investment election shall operate both (i) to reallocate the Participant's existing before-tax deposits subaccount as of the effective date of the election among the available investment options, and (ii) to determine the allocation of future before-tax deposits credited to the Participant's before-tax deposits subaccount on or after the effective date of the designation. Other than the reallocation of a Participant's before-tax deposits subaccount pursuant to a revised investment election submitted by the Participant, the deemed investment allocation of the Participant's before-tax deposits subaccount will not be adjusted to reflect differences in the relative investment return realized by the various hypothetical investment options that the Participant has designated.




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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999


                          NOTE: SECTION 16(b) INSIDERS: A TRANSFER OF EXISTING
                                ACCOUNT BALANCES INTO OR OUT OF THE JOHNSON
                                CONTROLS STOCK FUND IN OUR EXCESS BENEFITS PLAN (INCLUDING REBALANCING CAUSED BY A CHANGE IN CONTRIBUTION RATE) IS CONSIDERED A "DISCRETIONARY TRANSACTION" FOR SEC REPORTING PURPOSES. THIS TRANSACTION CAN BE MATCHED AGAINST A SIMILAR CHOICE (FUND SWITCHING TRANSACTION) IN YOUR 401(K) PLAN. IF YOU HAVE MOVED OUT OF THE JOHNSON CONTROLS STOCK IN OUR 401(K) PLAN WITHIN THE LAST SIX MONTHS OF THE DATE OF THIS ELECTION, BE SURE TO CHECK THE STATUS WITH OUR FILING COORDINATOR, ARLENE GUMM, BEFORE MAKING THIS SELECTION.

                          (d) In the event that the Savings Plan Fixed Income Fund, Savings Plan US Equity Index Commingled Pool or Savings Plan Company Stock Fund should experience a loss for a given year, the before-tax deposits subaccounts of Participants who have elected a deemed investment in any such option will be reduced in accordance with the procedures specified above to reflect such losses.

        d. Payment of the amounts credited to a Participant's Savings Account hereunder shall commence during the month of January immediately following the Participant's termination of employment with the Company and shall be made in ten (10) annual installments, provided that the minimum annual installment shall be $10,000. The first such installment shall equal the total value of the Savings Account as of the date of distribution divided by ten (10). Each subsequent installment shall be an equivalent amount, plus any additional amount credited for the preceding calendar year on the unpaid balance in the Savings Account in accordance with paragraph (c) above. Each payment shall be drawn from each subaccount on a pro-rata basis.


7.      EQUALIZATION BENEFIT PLAN ACCOUNTS

        The Company shall establish bookkeeping reserves ("Accounts") with respect to each type of benefit offered under this Plan. The first such reserve shall be known as the "Retirement Supplement Account" and shall relate to the benefits to be paid pursuant to Section 5. above. The second such reserve shall be known as the "Savings Supplement Account" and shall be comprised of the individual Participant Savings Accounts (and subaccounts) described in Section 6. Each account will be administered as follows:

        a. The Account shall serve solely as a device for determining the amount of the accrued deferred liability for the benefit payments provided herein, and shall not constitute or be treated as a trust fund of any kind, it being expressly provided that the amounts




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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999


                credited to the Account shall be and remain the sole property of the Company and that no Participant shall have any proprietary rights of any nature whatsoever with respect thereto or with respect to any investments the Company may make to aid it in meeting its obligations hereunder.

        b. With respect to each fiscal year of the Company while the Plan is in effect, the Retirement Supplement Account shall be credited or charged with such annual amounts as shall be determined to be appropriate based upon assumptions acceptable to the Compensation Committee, and the Savings Supplement Account shall be credited or charged with such amounts as are prescribed in Section 6.

        c. No funds or other assets of the Company shall be segregated and attributable to the amounts that may from time to time be credited to the Accounts. Benefit payments under the Plan shall be made from the general assets of the Company at the time any such payment becomes due and payable. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor.

8.      NON-ALIENATION OF PAYMENTS

        Benefits payable under the Plan shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind, by will, or by inter vivos instrument. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit payment, whether currently or thereafter payable, shall not be recognized by the Compensation Committee or the Company. Any benefit payment due hereunder shall not in any manner be liable for or subject to the debts or liabilities of any Participant or other person entitled thereto. If any such person shall attempt to alienate, sell, transfer, assign, pledge or encumber any benefit payments to be made to that person under the Plan or any part thereof, or if by reason of such person's bankruptcy or other event happening at any time, such payments would devolve upon anyone else or would not be enjoyed by such person, then the Compensation Committee, in its discretion, may terminate such person's interest in any such benefit payment, and hold or apply it to or for the benefit of that person, the spouse, children or other dependents thereof, or any of them, in such manner as the Compensation Committee deems proper.

9.      LIMITATION OF RIGHTS AGAINST THE COMPANY

        Participation in this Plan, or any modifications thereof, or the payments of any benefits hereunder, shall not be construed as giving to any person any right to be retained in the service of the Company, limiting in any way the right of the Company to terminate such person's employment at any time, evidencing any agreement or understanding that the Company will employ such person in any particular position or at any particular rate of compensation or guaranteeing such person any right to receive any other form or amount of remuneration from the Company.





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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999


10.     APPLICABLE LAWS

        The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

11.     LIABILITY

        Neither the Company nor any shareholder, director, officer or other employee of the Company or any other person shall be liable for any act or failure to act hereunder except for gross negligence or fraud.

12.     AMENDMENT OR TERMINATION

        a. The Company, by action of its Board of Directors, reserves the right to amend or terminate this Plan at any time, provided that no such amendment or modification shall adversely affect the rights of any Participant, spouse or other beneficiary then receiving benefits under this Plan or deprive any such person of the right to receive amounts previously credited to the Participant's Savings Account, unless the Company shall have substituted therefor an equivalent amount of immediate or deferred compensation under some other plan, program or individual agreement with such individual.

        b. It is understood that an individual's entitlement to retirement supplement benefits under Section 5. of this Plan may be automatically reduced as the result of an increase in his Retirement Plan Benefits. Nothing herein shall be construed in any way to limit the right of the Company to amend or modify the Retirement Plans or Savings Plan.

        c. Notwithstanding any other provision of this Plan, upon a Change of Control, all amounts credited to each of a Participant's Accounts under the Plans shall vest immediately and all amounts credited to each such Account of a Participant shall be paid to each Participant in a lump sum in cash within 30 days of a Change of Control. A "Change of Control" shall mean any of the following events:

                i. The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more or either:




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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999


                         (a) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

                         (b) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

                ii. Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989 whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                iii. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled







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                             JOHNSON CONTROLS, INC.
                            EQUALIZATION BENEFIT PLAN
                                 JANUARY 1, 1999


                         to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

                iv. A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.




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